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EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Form SB-2 Registration Statement of Sonus Communication Holdings, Inc. (the "Corporation") of our report dated March 9, 1998, relating to the financial statements of The Park Group, Ltd. as of December 31, 1997 and to the reference to our firm in the Registration Statement.

SCOTT & GUILFOYLE.
Certified Public Accountants

Lake Success, New York
December 3, 1999